EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2021

•Third quarter net income of $29.3 million;
•Third quarter earnings per diluted common share of $0.90;
•Annualized linked quarter loan growth, net of Paycheck Protection Program (“PPP”) loans, 7.9%;
•Annualized linked quarter deposit growth of 13.5%;
•Linked quarter net interest margin increased to 3.16%;
•Annualized return on third quarter average assets of 1.61%;
•Annualized return on third quarter average tangible common equity of 17.10%(1); and
•Nonperforming assets decreased to 0.17% of total assets.

Tyler, Texas (October 26, 2021) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended September 30, 2021. Southside reported net income of $29.3 million for the three months ended September 30, 2021, an increase of $2.2 million, or 8.2%, compared to $27.1 million for the same period in 2020. Earnings per diluted common share were $0.90 and $0.82 for the three months ended September 30, 2021 and 2020, respectively. The annualized return on average shareholders’ equity for the three months ended September 30, 2021 and 2020 was 12.89%.  The annualized return on average assets was 1.61% for the three months ended September 30, 2021, compared to 1.48% for the same period in 2020.

“We reported outstanding third quarter financial results, highlighted by annualized linked quarter deposit and loan growth, net of PPP loans, of 13.5% and 7.9%, respectively, an increase in our net interest margin to 3.16%, net income of $29.3 million and continued strong asset quality,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “These results could not have been achieved without the tremendous efforts and contributions of the entire Southside team and for this, I am extremely proud and grateful.”

“On September 30, 2021, we redeemed our 5.5% coupon $100 million subordinated notes due 2026, which will have a positive impact on our net interest margin in the fourth quarter. We expensed $1.1 million during the third quarter in connection with the redemption of the subordinated notes.”

“Our loan pipeline is strong, however, anticipated payoffs in the fourth quarter will generate some continued headwinds. We remain encouraged by the continued strong economic conditions in the market areas we serve.”
Operating Results for the Three Months Ended September 30, 2021
Net income was $29.3 million for the three months ended September 30, 2021, compared to $27.1 million for the same period in 2020, an increase of $2.2 million, or 8.2%. Earnings per diluted common share were $0.90 and $0.82 for the three months ended September 30, 2021 and 2020, respectively. The increase in net income was primarily a result of an increase in noninterest income and net interest income, partially offset by an increase in income tax expense. Annualized returns on average assets and average shareholders’ equity for the three months ended September 30, 2021 were 1.61% and 12.89%, respectively, compared to 1.48% and 12.89, respectively, for the three months ended September 30, 2020.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 50.64% and 47.92%, respectively, for the three months ended September 30, 2021, compared to 52.77% and 50.07%, respectively, for the three months ended September 30, 2020, and 53.09% and 50.31%, respectively, for the three months ended June 30, 2021.
Net interest income for the three months ended September 30, 2021 was $48.2 million, compared to $46.6 million for the same period in 2020, an increase of 3.5%. The increase in net interest income compared to the same period in 2020 was due to the decrease in interest expense on our interest bearing liabilities due to the overall decline in interest rates and a decline in the average balance of our interest bearing liabilities, partially offset by the decrease in interest income, a result of a decrease in the average balance of our interest earning assets during the three months ended September 30, 2021. Linked quarter, net interest income increased $2.6 million, or 5.6%, compared to $45.6 million during the three months ended June 30, 2021. The increase in net interest income is primarily due to an increase in the average yield and balance on our interest earning assets.

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Our net interest margin and tax equivalent net interest margin(1) increased to 2.96% and 3.16%, respectively, for the three months ended September 30, 2021, compared to 2.83% and 3.02%, respectively, for the same period in 2020. Linked quarter, net interest margin and tax equivalent net interest margin(1) increased 10 basis points from 2.86% and 3.06%, respectively, for the three months ended June 30, 2021.
Noninterest income was $12.8 million for the three months ended September 30, 2021, an increase of $1.6 million, or 14.6%, compared to $11.1 million for the same period in 2020. The increase was due to increases in net gain on sale of securities AFS, deposit services income, brokerage services income and trust fees, partially offset by a decrease in gain on sale of loans. On a linked quarter basis, noninterest income increased $1.8 million, or 16.8%, compared to the three months ended June 30, 2021. The increase was due to an increase in net gain on sale of securities available for sale, other noninterest income and deposit services income.
Noninterest expense was $31.8 million for the three months ended September 30, 2021, an increase of $0.1 million, or 0.5%, compared to $31.6 million for the same period in 2020, a result of a $1.1 million loss on the redemption of subordinated notes, as well as a $0.4 million increase in salaries and employee benefits and a $0.3 million increase in software and data processing expense, partially offset by a $1.8 million decrease in other noninterest expense. On a linked quarter basis, noninterest expense increased $1.1 million, or 3.5%, compared to the three months ended June 30, 2021, due to the $1.1 million loss on the redemption of subordinated notes during the three months ended September 30, 2021.
Income tax expense increased $1.2 million for the three months ended September 30, 2021 compared to the same period in 2020. On a linked quarter basis, income tax expense increased $2.1 million, or 72.4%. Our effective tax rate (“ETR”) increased to 14.5% for the three months ended September 30, 2021, compared to 12.3% for the three months ended September 30, 2020. Linked quarter, our ETR increased from 11.9% for the three months ended June 30, 2021. The increase for both periods was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Operating Results for the Nine Months Ended September 30, 2021
Net income was $84.7 million for the nine months ended September 30, 2021, compared to $52.6 million for the same period in 2020, an increase of $32.1 million, or 61.1%. Earnings per diluted common share were $2.59 for the nine months ended September 30, 2021, compared to $1.58 for the same period in 2020, an increase of 63.9%. The increase in net income was a direct result of a reversal of the provision for credit losses compared to a large build-up in the allowance for credit losses in the same period in 2020. Annualized returns on average assets and average shareholders’ equity for the nine months ended September 30, 2021 were 1.60% and 12.80%, respectively, compared to 0.98% and 8.56%, respectively, for the nine months ended September 30, 2020.  Our efficiency ratio and tax equivalent efficiency ratio(1) were 52.23% and 49.53%, respectively, for the nine months ended September 30, 2021, compared to 52.55% and 50.06%, respectively, for the nine months ended September 30, 2020.
Net interest income was $140.2 million for the nine months ended September 30, 2021, compared to $138.6 million for the same period in 2020, due to the decrease in interest expense on our interest bearing liabilities, partially offset by the decrease in interest income, both primarily a result of an overall decline in interest rates.
Our net interest margin and tax equivalent net interest margin(1) were 2.94% and 3.14%, respectively, for the nine months ended September 30, 2021, compared to 2.85% and 3.02%, respectively, for the same period in 2020. The increase in net interest margin was due to lower average rates and balances on our interest bearing liabilities, partially offset by a lower average yield on our interest earning assets during the nine months ended September 30, 2021.
Noninterest income was $37.3 million for the nine months ended September 30, 2021, a decrease of 3.9%, compared to $38.8 million for the same period in 2020. The decrease was due to decreases in net gain on sale of securities AFS and gain on sale of loans, partially offset by increases in deposit services income, other noninterest income, brokerage services income and trust fees.
Noninterest expense was $93.7 million for the nine months ended September 30, 2021, compared to $92.0 million for the same period in 2020, an increase of $1.7 million, or 1.9%. The increase was the result of increases in salaries and employee benefits, a loss on the redemption of subordinated notes, increases in FDIC insurance and software and data processing expense, partially offset by decreases in other noninterest expense and amortization of intangibles.
Income tax expense increased $5.5 million, or 78.4%, for the nine months ended September 30, 2021, compared to the same period in 2020. Our ETR was approximately 13.0% and 11.9% for the nine months ended September 30, 2021 and 2020, respectively. The higher ETR for the nine months ended September 30, 2021, as compared to the same period in 2020, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
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Balance Sheet Data
At September 30, 2021, we had $7.14 billion in total assets, compared to $7.01 billion at December 31, 2020 and $7.19 billion at September 30, 2020.
Loans at September 30, 2021 were $3.65 billion, a decrease of $142.4 million, or 3.8%, compared to $3.79 billion at September 30, 2020. This decrease was due to a $235.3 million decrease in our PPP loans, a component of the commercial loan category, with a remaining balance of $67.5 million at September 30, 2021, as well as decreases of $188.3 million in construction loans and $77.7 million in 1-4 family residential loans. These decreases were partially offset by increases of $277.9 million in commercial real estate loans, $49.8 million of commercial loans, excluding PPP loans, and $40.0 million in municipal loans. Linked quarter loans increased $5.2 million, or 0.1%, from $3.64 billion at June 30, 2021. The linked quarter net increase in loans consisted of an increase of $174.2 million in commercial real estate loans and $9.9 million of municipal loans. The linked quarter increases were partially offset by decreases of $106.1 million of construction loans, $53.8 million of commercial loans and $17.7 million in 1-4 family loans. The decrease in construction loans was primarily the result of payoffs and completed projects converting to permanent financing. On a linked quarter basis, our PPP loans decreased $64.6 million, or 48.9%, from $132.1 million at June 30, 2021, due to forgiveness payments received from loans funded under the Coronavirus Aid, Relief, and Economic Security Act.
Securities at September 30, 2021 were $2.85 billion, an increase of $97.0 million, or 3.5%, compared to $2.75 billion at September 30, 2020. Linked quarter, securities decreased $15.3 million, or 0.5%, from $2.86 billion at June 30, 2021.
Deposits at September 30, 2021 were $5.33 billion, an increase of $228.6 million, or 4.5%, compared to $5.10 billion at September 30, 2020. Linked quarter, deposits increased $175.5 million, or 3.4%, from $5.16 billion at June 30, 2021.
On March 12, 2020, the Board of the Company increased its authorization under the Stock Repurchase Plan, previously authorized in September 2019, by an additional 1.0 million shares, for a total authorization to repurchase up to 2.0 million shares. During the third quarter ended September 30, 2021, we purchased the remaining 420,204 shares authorized at an average price of $36.74. As of September 30, 2021, there were no authorized shares remaining to be purchased under the Stock Repurchase Plan.
Asset Quality
Nonperforming assets at September 30, 2021 were $12.4 million, or 0.17% of total assets, a decrease of $4.4 million, or 26.1%, compared to $16.8 million, or 0.23% of total assets, at September 30, 2020, and a decrease from $15.3 million, or 0.21% of total assets, at June 30, 2021. During the three months ended September 30, 2021, nonaccrual loans decreased $2.1 million, or 41.5%.
The allowance for loan losses decreased to $38.0 million, or 1.04% of total loans, at September 30, 2021, compared to $55.1 million, or 1.45% of total loans, at September 30, 2020. The decrease was primarily due to an improved economic forecast. The allowance for loan losses was $42.9 million, or 1.18% of total loans, at June 30, 2021.
We recorded a reversal of provision for credit losses for loans of $4.4 million for both of the three month periods ended September 30, 2021 and 2020, as compared to a provision for credit losses of $1.5 million for the three months ended June 30, 2021. The decrease was primarily due to an improved economic forecast as compared to the end of the second quarter. Net charge-offs were $0.5 million for the three months ended September 30, 2021, compared to net charge-offs of $0.4 million for the three months ended September 30, 2020 and $0.1 million of net charge-offs for the three months ended June 30, 2021. Net charge-offs were $0.7 million for the nine months ended September 30, 2021, compared to $1.0 million for the nine months ended September 30, 2020.
We recorded a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.7 million for the three months ended September 30, 2021, as compared to a reversal of provision of $0.3 million for the three months ended September 30, 2020 and a provision of $0.2 million for the three months ended June 30, 2021. For the nine months ended September 30, 2021, we recorded a reversal of provision of $3.3 million, compared to a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.3 million for the nine months ended September 30, 2020. The balance of the allowance for off-balance-sheet credit exposures at September 30, 2021 was $3.1 million and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a third quarter cash dividend of $0.33 per share on August 5, 2021, which was paid on September 2, 2021, to all shareholders of record as of August 19, 2021.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its third quarter ended September 30, 2021 financial results on Tuesday, October 26, 2021 at 11:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 5179572 or by identifying “Southside Bancshares, Inc., Third Quarter 2021 Earnings Call.”  To listen to the call via webcast, register at https://investors.southside.com.
For those unable to listen to the conference call live, a recording will be available from approximately 2:00 p.m. CDT October 26, 2021 through 1:00 p.m. CST November 7, 2021 by accessing the company website, https://investors.southside.com.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $7.14 billion in assets as of September 30, 2021, that owns 100% of Southside Bank.  Southside Bank currently has 55 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation and other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most recent factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the negative impact of the COVID-19 pandemic and related variants on our business, financial position, operations and prospects, including our ability to continue our business activities in certain communities we serve, the duration of the pandemic and its continued effects on financial markets, a reduction in financial transactions and business activities resulting in decreased deposits and reduced loan originations, increases in unemployment rates impacting our borrowers’ ability to repay their loans, our ability to manage liquidity in a rapidly changing and unpredictable market, additional interest rate changes by the Federal Reserve and other government actions in response to the pandemic, including regulations or laws enacted to counter the effects of the COVID-19 pandemic on the economy.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under “Part I - Item 1. Forward Looking Information” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2021			2020
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
ASSETS
Cash and due from banks	$83,346	$92,047	$78,304	$87,357	$81,643
Interest earning deposits	3,787	36,441	29,319	21,051	14,561
Securities available for sale, at estimated fair value	2,753,104	2,766,035	2,546,924	2,587,305	2,633,519
Securities held to maturity, at net carrying value	92,479	94,850	98,159	108,998	115,089
Total securities	2,845,583	2,860,885	2,645,083	2,696,303	2,748,608
Federal Home Loan Bank stock, at cost	27,248	28,081	18,754	25,259	35,860
Loans held for sale	1,131	2,510	2,615	3,695	8,686
Loans	3,647,585	3,642,346	3,716,598	3,657,779	3,789,975
Less: Allowance for loan losses	(38,022)	(42,913)	(41,454)	(49,006)	(55,110)
Net loans	3,609,563	3,599,433	3,675,144	3,608,773	3,734,865
Premises & equipment, net	142,736	142,835	144,628	144,576	147,169
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	7,553	8,248	8,978	9,744	10,569
Bank owned life insurance	130,522	116,886	116,209	115,583	114,928
Other assets	83,106	93,926	78,736	94,770	92,955
Total assets	$7,135,691	$7,182,408	$6,998,886	$7,008,227	$7,190,960

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,596,781	$1,501,120	$1,383,371	$1,354,815	$1,363,228
Interest bearing deposits	3,734,874	3,655,047	3,709,272	3,577,507	3,739,798
Total deposits	5,331,655	5,156,167	5,092,643	4,932,322	5,103,026
Other borrowings and Federal Home Loan Bank borrowings	679,928	745,151	687,845	855,699	994,512
Subordinated notes, net of unamortized debt issuance costs	98,500	197,312	197,268	197,251	98,708
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,259	60,258	60,256	60,255	60,254
Other liabilities	87,483	129,120	102,277	87,403	95,312
Total liabilities	6,257,825	6,288,008	6,140,289	6,132,930	6,351,812
Shareholders' equity	877,866	894,400	858,597	875,297	839,148
Total liabilities and shareholders' equity	$7,135,691	$7,182,408	$6,998,886	$7,008,227	$7,190,960

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2021			2020
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Income Statement:
Total interest income	$55,076	$52,586	$53,565	$56,904	$55,677
Total interest expense	6,870	6,939	7,262	8,197	9,091
Net interest income	48,206	45,647	46,303	48,707	46,586
Provision for credit losses	(5,071)	1,677	(10,149)	(5,545)	(4,746)
Net interest income after provision for credit losses	53,277	43,970	56,452	54,252	51,332
Noninterest income
Deposit services	6,779	6,609	6,125	6,419	6,129
Net gain (loss) on sale of securities available for sale	1,381	15	2,003	(24)	78
Gain on sale of loans	299	393	593	848	1,071
Trust fees	1,494	1,496	1,383	1,354	1,253
Bank owned life insurance	637	645	626	655	680
Brokerage services	846	850	780	628	564
Other	1,333	925	2,113	1,020	1,366
Total noninterest income	12,769	10,933	13,623	10,900	11,141
Noninterest expense
Salaries and employee benefits	19,777	20,004	20,044	19,609	19,344
Net occupancy	3,532	3,606	3,560	3,795	3,595
Advertising, travel & entertainment	579	475	437	504	519
ATM expense	311	272	238	290	271
Professional fees	1,135	1,040	991	986	961
Software and data processing	1,503	1,406	1,312	1,220	1,215
Communications	552	612	525	490	495
FDIC insurance	454	435	454	456	469
Amortization of intangibles	695	730	766	825	881
Loss on redemption of subordinated notes	1,118	—	—	—	—
Other	2,107	2,119	2,907	3,140	3,866
Total noninterest expense	31,763	30,699	31,234	31,315	31,616
Income before income tax expense	34,283	24,204	38,841	33,837	30,857
Income tax expense	4,977	2,887	4,750	4,265	3,783
Net income	$29,306	$21,317	$34,091	$29,572	$27,074

Common Share Data:
Weighted-average basic shares outstanding	32,465	32,632	32,829	33,055	33,047
Weighted-average diluted shares outstanding	32,556	32,799	32,937	33,125	33,098
Common shares outstanding end of period	32,273	32,675	32,659	32,951	33,072
Earnings per common share
Basic	$0.90	$0.65	$1.04	$0.89	$0.82
Diluted	0.90	0.65	1.04	0.89	0.82
Book value per common share	27.20	27.37	26.29	26.56	25.37
Tangible book value per common share (1)	20.74	20.97	19.86	20.16	18.97
Cash dividends paid per common share	0.33	0.33	0.32	0.37	0.31

Selected Performance Ratios:
Return on average assets	1.61%	1.20%	1.99%	1.64%	1.48%
Return on average shareholders’ equity	12.89	9.73	15.82	13.77	12.89
Return on average tangible common equity (1)	17.10	13.13	21.22	18.71	17.73
Average yield on earning assets (FTE) (1)	3.59	3.49	3.67	3.70	3.57
Average rate on interest bearing liabilities	0.59	0.60	0.64	0.68	0.73
Net interest margin (FTE) (1)	3.16	3.06	3.20	3.20	3.02
Net interest spread (FTE) (1)	3.00	2.89	3.03	3.02	2.84
Average earning assets to average interest bearing liabilities	138.86	137.85	135.56	133.56	131.92
Noninterest expense to average total assets	1.75	1.73	1.82	1.74	1.73
Efficiency ratio (FTE) (1)	47.92	50.31	50.44	47.36	50.07
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2021			2020
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Nonperforming Assets:	$12,424	$15,269	$15,367	$17,480	$16,822
Nonaccrual loans	3,013	5,154	5,314	7,714	5,971
Accruing loans past due more than 90 days	—	—	—	—	—
Troubled debt restructured loans	9,371	9,549	9,641	9,646	10,307
Other real estate owned	25	566	412	106	536
Repossessed assets	15	—	—	14	8

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.08%	0.14%	0.14%	0.21%	0.16%
Ratio of nonperforming assets to:
Total assets	0.17	0.21	0.22	0.25	0.23
Total loans	0.34	0.42	0.41	0.48	0.44
Total loans and OREO	0.34	0.42	0.41	0.48	0.44
Total loans, excluding PPP loans, and OREO	0.35	0.43	0.44	0.51	0.48
Ratio of allowance for loan losses to:
Nonaccruing loans	1,261.93	832.62	780.09	635.29	922.96
Nonperforming assets	306.04	281.05	269.76	280.35	327.61
Total loans	1.04	1.18	1.12	1.34	1.45
Total loans, excluding PPP loans	1.06	1.22	1.19	1.42	1.58
Net charge-offs (recoveries) to average loans outstanding	0.05	0.01	0.02	0.02	0.04

Capital Ratios:
Shareholders’ equity to total assets	12.30	12.45	12.27	12.49	11.67
Common equity tier 1 capital	14.07	14.38	14.71	14.68	14.24
Tier 1 risk-based capital	15.35	15.71	16.09	16.08	15.63
Total risk-based capital	18.18	20.95	21.52	21.78	19.03
Tier 1 leverage capital	10.14	10.21	10.29	9.81	9.50
Period end tangible equity to period end tangible assets (1)	9.66	9.82	9.55	9.77	8.99
Average shareholders’ equity to average total assets	12.51	12.38	12.56	11.92	11.49

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2021			2020
Loan Portfolio Composition	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Real Estate Loans:
Construction	$422,095	$528,157	$605,677	$581,941	$610,394
1-4 Family Residential	660,689	678,402	700,430	719,952	738,343
Commercial	1,605,132	1,430,900	1,348,551	1,295,746	1,327,233
Commercial Loans	443,708	497,513	564,745	557,122	629,170
Municipal Loans	427,259	417,398	406,377	409,028	387,286
Loans to Individuals	88,702	89,976	90,818	93,990	97,549
Total Loans	$3,647,585	$3,642,346	$3,716,598	$3,657,779	$3,789,975

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$42,913	$41,454	$49,006	$55,110	$59,868
Loans charged-off	(940)	(527)	(795)	(595)	(718)
Recoveries of loans charged-off	437	466	622	402	361
Net loans (charged-off) recovered	(503)	(61)	(173)	(193)	(357)
Provision for (reversal of) loan losses	(4,388)	1,520	(7,379)	(5,911)	(4,401)
Balance at end of period	$38,022	$42,913	$41,454	$49,006	$55,110

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,773	$3,616	$6,386	$6,020	$6,365
Provision for (reversal of) off-balance-sheet credit exposures	(683)	157	(2,770)	366	(345)
Balance at end of period	$3,090	$3,773	$3,616	$6,386	$6,020
Total Allowance for Credit Losses	$41,112	$46,686	$45,070	$55,392	$61,130

Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Income Statement:
Total interest income	$161,227	$174,924
Total interest expense	21,071	36,366
Net interest income	140,156	138,558
Provision for credit losses	(13,543)	25,746
Net interest income after provision for credit losses	153,699	112,812
Noninterest income
Deposit services	19,513	17,940
Net gain on sale of securities available for sale	3,399	8,281
Gain on sale of loans	1,285	1,924
Trust fees	4,373	3,779
Bank owned life insurance	1,908	1,899
Brokerage services	2,476	1,643
Other	4,371	3,366
Total noninterest income	37,325	38,832
Noninterest expense
Salaries and employee benefits	59,825	57,616
Net occupancy	10,698	10,574
Advertising, travel & entertainment	1,491	1,643
ATM expense	821	728
Professional fees	3,166	3,238
Software and data processing	4,221	3,737
Communications	1,689	1,494
FDIC insurance	1,343	668
Amortization of intangibles	2,191	2,792
Loss on redemption of subordinated notes	1,118	—
Other	7,133	9,502
Total noninterest expense	93,696	91,992
Income before income tax expense	97,328	59,652
Income tax expense	12,614	7,071
Net income	$84,714	$52,581

Common Share Data:
Weighted-average basic shares outstanding	32,641	33,250
Weighted-average diluted shares outstanding	32,759	33,331
Common shares outstanding end of period	32,273	33,072
Earnings per common share
Basic	$2.60	$1.58
Diluted	2.59	1.58
Book value per common share	27.20	25.37
Tangible book value per common share (1)	20.74	18.97
Cash dividends paid per common share	0.98	0.93

Selected Performance Ratios:
Return on average assets	1.60%	0.98%
Return on average shareholders’ equity	12.80	8.56
Return on average tangible common equity (1)	17.12	12.05
Average yield on earning assets (FTE) (1)	3.58	3.77
Average rate on interest bearing liabilities	0.61	0.96
Net interest margin (FTE) (1)	3.14	3.02
Net interest spread (FTE) (1)	2.97	2.81
Average earning assets to average interest bearing liabilities	137.45	129.07
Noninterest expense to average total assets	1.77	1.71
Efficiency ratio (FTE) (1)	49.53	50.06
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2021	2020
Nonperforming Assets:	$12,424	$16,822
Nonaccrual loans	3,013	5,971
Accruing loans past due more than 90 days	—	—
Troubled debt restructured loans	9,371	10,307
Other real estate owned	25	536
Repossessed assets	15	8

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.08%	0.16%
Ratio of nonperforming assets to:
Total assets	0.17	0.23
Total loans	0.34	0.44
Total loans and OREO	0.34	0.44
Total loans, excluding PPP loans, and OREO	0.35	0.48
Ratio of allowance for loan losses to:
Nonaccruing loans	1,261.93	922.96
Nonperforming assets	306.04	327.61
Total loans	1.04	1.45
Total loans, excluding PPP loans	1.06	1.58
Net charge-offs (recoveries) to average loans outstanding	0.03	0.04

Capital Ratios:
Shareholders’ equity to total assets	12.30	11.67
Common equity tier 1 capital	14.07	14.24
Tier 1 risk-based capital	15.35	15.63
Total risk-based capital	18.18	19.03
Tier 1 leverage capital	10.14	9.50
Period end tangible equity to period end tangible assets (1)	9.66	8.99
Average shareholders’ equity to average total assets	12.48	11.42
(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
Loan Portfolio Composition	2021	2020
Real Estate Loans:
Construction	$422,095	$610,394
1-4 Family Residential	660,689	738,343
Commercial	1,605,132	1,327,233
Commercial Loans	443,708	629,170
Municipal Loans	427,259	387,286
Loans to Individuals	88,702	97,549
Total Loans	$3,647,585	$3,789,975

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$49,006	$24,797
Impact of CECL adoption (1) - cumulative effect adjustment	—	5,072
Impact of CECL adoption - purchased loans with credit deterioration	—	231
Loans charged-off	(2,262)	(2,259)
Recoveries of loans charged-off	1,525	1,248
Net loans (charged-off) recovered	(737)	(1,011)
Provision for (reversal of) loan losses	(10,247)	26,021
Balance at end of period	$38,022	$55,110

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$6,386	$1,455
Impact of CECL adoption (1)	—	4,840
Provision for (reversal of) off-balance-sheet credit exposures	(3,296)	(275)
Balance at end of period	$3,090	$6,020
Total Allowance for Credit Losses	$41,112	$61,130
(1)We adopted ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” on January 1, 2020. ASU 2016-13 replaced the incurred loss model with an expected loss methodology that is referred to as current expected credit losses (“CECL”). Adoption of this guidance on January 1, 2020, resulted in a cumulative-effect adjustment to reduce retained earnings by $7.8 million, net of tax.

Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	September 30, 2021			June 30, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,662,496	$37,744	4.09%	$3,706,959	$36,429	3.94%
Loans held for sale	1,640	12	2.90%	1,846	13	2.82%
Securities:
Taxable investment securities (2)	532,679	3,853	2.87%	396,504	2,921	2.95%
Tax-exempt investment securities (2)	1,453,275	12,315	3.36%	1,363,678	11,585	3.41%
Mortgage-backed and related securities (2)	738,287	4,405	2.37%	847,206	4,647	2.20%
Total securities	2,724,241	20,573	3.00%	2,607,388	19,153	2.95%
Federal Home Loan Bank stock, at cost, and equity investments	39,786	111	1.11%	35,883	108	1.21%
Interest earning deposits	39,382	24	0.24%	43,175	17	0.16%
Total earning assets	6,467,545	58,464	3.59%	6,395,251	55,720	3.49%
Cash and due from banks	99,113			90,735
Accrued interest and other assets	684,917			656,245
Less: Allowance for loan losses	(43,052)			(41,768)
Total assets	$7,208,523			$7,100,463
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$598,118	249	0.17%	$571,907	231	0.16%
Certificates of deposits	629,718	789	0.50%	658,708	936	0.57%
Interest bearing demand accounts	2,496,037	1,196	0.19%	2,459,335	1,172	0.19%
Total interest bearing deposits	3,723,873	2,234	0.24%	3,689,950	2,339	0.25%
Federal Home Loan Bank borrowings	656,474	1,865	1.13%	669,633	1,817	1.09%
Subordinated notes, net of unamortized debt issuance costs	195,204	2,417	4.91%	197,284	2,423	4.93%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,258	345	2.27%	60,257	349	2.32%
Other borrowings	21,634	9	0.17%	22,024	11	0.20%
Total interest bearing liabilities	4,657,443	6,870	0.59%	4,639,148	6,939	0.60%
Noninterest bearing deposits	1,551,298			1,485,383
Accrued expenses and other liabilities	97,954			97,137
Total liabilities	6,306,695			6,221,668
Shareholders’ equity	901,828			878,795
Total liabilities and shareholders’ equity	$7,208,523			$7,100,463
Net interest income (FTE)		$51,594			$48,781
Net interest margin (FTE)			3.16%			3.06%
Net interest spread (FTE)			3.00%			2.89%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2021 and June 30, 2021, loans totaling $3.0 million and $5.2 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2021			December 31, 2020
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,634,053	$36,754	4.10%	$3,772,158	$39,936	4.21%
Loans held for sale	2,803	20	2.89%	5,012	36	2.86%
Securities:
Taxable investment securities (2)	295,968	2,323	3.18%	223,753	1,753	3.12%
Tax-exempt investment securities (2)	1,300,991	11,176	3.48%	1,298,584	11,413	3.50%
Mortgage-backed and related securities (2)	940,815	6,088	2.62%	1,082,302	6,693	2.46%
Total securities	2,537,774	19,587	3.13%	2,604,639	19,859	3.03%
Federal Home Loan Bank stock, at cost, and equity investments	35,635	136	1.55%	46,798	199	1.69%
Interest earning deposits	31,169	15	0.20%	22,938	18	0.31%
Total earning assets	6,241,434	56,512	3.67%	6,451,545	60,048	3.70%
Cash and due from banks	86,634			83,228
Accrued interest and other assets	677,230			687,894
Less: Allowance for loan losses	(49,240)			(55,567)
Total assets	$6,956,058			$7,167,100
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$517,182	209	0.16%	$487,452	201	0.16%
Certificates of deposit	736,099	1,229	0.68%	1,011,482	2,320	0.91%
Interest bearing demand accounts	2,342,299	1,159	0.20%	2,186,406	1,117	0.20%
Total interest bearing deposits	3,595,580	2,597	0.29%	3,685,340	3,638	0.39%
Federal Home Loan Bank borrowings	727,513	1,908	1.06%	896,484	2,125	0.94%
Subordinated notes, net of unamortized debt issuance costs	197,252	2,395	4.92%	158,692	2,051	5.14%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,256	351	2.36%	60,255	360	2.38%
Other borrowings	23,522	11	0.19%	29,661	23	0.31%
Total interest bearing liabilities	4,604,123	7,262	0.64%	4,830,432	8,197	0.68%
Noninterest bearing deposits	1,389,020			1,381,120
Accrued expenses and other liabilities	89,222			101,478
Total liabilities	6,082,365			6,313,030
Shareholders’ equity	873,693			854,070
Total liabilities and shareholders’ equity	$6,956,058			$7,167,100
Net interest income (FTE)		$49,250			$51,851
Net interest margin (FTE)			3.20%			3.20%
Net interest spread (FTE)			3.03%			3.02%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2021 and December 31, 2020, loans totaling $5.3 million and $7.7 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2020
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,815,989	$38,842	4.05%
Loans held for sale	3,934	31	3.13%
Securities:
Taxable investment securities (2)	145,724	1,175	3.21%
Tax-exempt investment securities (2)	1,295,179	11,418	3.51%
Mortgage-backed and related securities (2)	1,209,913	7,048	2.32%
Total securities	2,650,816	19,641	2.95%
Federal Home Loan Bank stock, at cost, and equity investments	60,528	249	1.64%
Interest earning deposits	17,668	17	0.38%
Total earning assets	6,548,935	58,780	3.57%
Cash and due from banks	80,368
Accrued interest and other assets	699,351
Less: Allowance for loan losses	(61,212)
Total assets	$7,267,442
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$461,895	192	0.17%
Certificates of deposit	1,172,179	3,568	1.21%
Interest bearing demand accounts	2,069,751	1,102	0.21%
Total interest bearing deposits	3,703,825	4,862	0.52%
Federal Home Loan Bank borrowings	1,037,855	2,369	0.91%
Subordinated notes, net of unamortized debt issuance costs	98,686	1,427	5.75%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,253	378	2.50%
Other borrowings	63,526	55	0.34%
Total interest bearing liabilities	4,964,145	9,091	0.73%
Noninterest bearing deposits	1,371,748
Accrued expenses and other liabilities	96,219
Total liabilities	6,432,112
Shareholders’ equity	835,330
Total liabilities and shareholders’ equity	$7,267,442
Net interest income (FTE)		$49,689
Net interest margin (FTE)			3.02%
Net interest spread (FTE)			2.84%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2020, loans totaling $6.0 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,667,941	$110,927	4.04%	$3,743,437	$121,162	4.32%
Loans held for sale	2,092	45	2.88%	2,664	68	3.41%
Securities:
Taxable investment securities (2)	409,251	9,097	2.97%	103,576	2,419	3.12%
Tax-exempt investment securities (2)	1,373,206	35,076	3.42%	1,168,749	30,815	3.52%
Mortgage-backed and related securities (2)	841,361	15,140	2.41%	1,388,754	27,626	2.66%
Total securities	2,623,818	59,313	3.02%	2,661,079	60,860	3.05%
Federal Home Loan Bank stock, at cost, and equity investments	37,116	355	1.28%	63,683	1,034	2.17%
Interest earning deposits	37,939	56	0.20%	27,299	220	1.08%
Total earning assets	6,368,906	170,696	3.58%	6,498,162	183,344	3.77%
Cash and due from banks	92,206			78,484
Accrued interest and other assets	672,558			656,952
Less: Allowance for loan losses	(44,664)			(49,208)
Total assets	$7,089,006			$7,184,390
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$562,699	689	0.16%	$424,530	616	0.19%
Certificates of deposit	674,452	2,954	0.59%	1,240,506	14,731	1.59%
Interest bearing demand accounts	2,433,120	3,527	0.19%	2,019,968	5,663	0.37%
Total interest bearing deposits	3,670,271	7,170	0.26%	3,685,004	21,010	0.76%
Federal Home Loan Bank borrowings	684,280	5,590	1.09%	1,077,861	9,272	1.15%
Subordinated notes, net of unamortized debt issuance costs	196,572	7,235	4.92%	98,642	4,250	5.76%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,257	1,045	2.32%	60,252	1,469	3.26%
Other borrowings	22,387	31	0.19%	112,851	365	0.43%
Total interest bearing liabilities	4,633,767	21,071	0.61%	5,034,610	36,366	0.96%
Noninterest bearing deposits	1,475,828			1,242,055
Accrued expenses and other liabilities	94,536			87,170
Total liabilities	6,204,131			6,363,835
Shareholders’ equity	884,875			820,555
Total liabilities and shareholders’ equity	$7,089,006			$7,184,390
Net interest income (FTE)		$149,625			$146,978
Net interest margin (FTE)			3.14%			3.02%
Net interest spread (FTE)			2.97%			2.81%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2021 and 2020, loans totaling $3.0 million and $6.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Nine Months Ended
	2021			2020		2021	2020
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$29,306	$21,317	$34,091	$29,572	$27,074	$84,714	$52,581
After-tax amortization expense	549	577	605	652	696	1,731	2,206
Adjusted net income available to common shareholders	$29,855	$21,894	$34,696	$30,224	$27,770	$86,445	$54,787

Average shareholders' equity	$901,828	$878,795	$873,693	$854,070	$835,330	$884,875	$820,555
Less: Average intangibles for the period	(209,097)	(209,808)	(210,563)	(211,354)	(212,221)	(209,817)	(213,150)
Average tangible shareholders' equity	$692,731	$668,987	$663,130	$642,716	$623,109	$675,058	$607,405

Return on average tangible common equity	17.10%	13.13%	21.22%	18.71%	17.73%	17.12%	12.05%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$877,866	$894,400	$858,597	$875,297	$839,148	$877,866	$839,148
Less: Intangible assets at end of period	(208,669)	(209,364)	(210,094)	(210,860)	(211,685)	(208,669)	(211,685)
Tangible common shareholders' equity at end of period	$669,197	$685,036	$648,503	$664,437	$627,463	$669,197	$627,463

Total assets at end of period	$7,135,691	$7,182,408	$6,998,886	$7,008,227	$7,190,960	$7,135,691	$7,190,960
Less: Intangible assets at end of period	(208,669)	(209,364)	(210,094)	(210,860)	(211,685)	(208,669)	(211,685)
Tangible assets at end of period	$6,927,022	$6,973,044	$6,788,792	$6,797,367	$6,979,275	$6,927,022	$6,979,275

Period end tangible equity to period end tangible assets	9.66%	9.82%	9.55%	9.77%	8.99%	9.66%	8.99%

Common shares outstanding end of period	32,273	32,675	32,659	32,951	33,072	32,273	33,072
Tangible book value per common share	$20.74	$20.97	$19.86	$20.16	$18.97	$20.74	$18.97

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$48,206	$45,647	$46,303	$48,707	$46,586	$140,156	$138,558
Tax equivalent adjustments:
Loans	722	722	736	717	688	2,180	2,035
Tax-exempt investment securities	2,666	2,412	2,211	2,427	2,415	7,289	6,385
Net interest income (FTE) (1)	51,594	48,781	49,250	51,851	49,689	149,625	146,978
Noninterest income	12,769	10,933	13,623	10,900	11,141	37,325	38,832
Nonrecurring income (2)	(1,381)	(15)	(2,003)	24	(78)	(3,399)	(8,281)
Total revenue	$62,982	$59,699	$60,870	$62,775	$60,752	$183,551	$177,529

Noninterest expense	$31,763	$30,699	$31,234	$31,315	$31,616	$93,696	$91,992
Pre-tax amortization expense	(695)	(730)	(766)	(825)	(881)	(2,191)	(2,792)
Nonrecurring expense (3)	(888)	64	236	(758)	(315)	(588)	(325)
Adjusted noninterest expense	$30,180	$30,033	$30,704	$29,732	$30,420	$90,917	$88,875

Efficiency ratio	50.64%	53.09%	53.01%	49.86%	52.77%	52.23%	52.55%
Efficiency ratio (FTE) (1)	47.92%	50.31%	50.44%	47.36%	50.07%	49.53%	50.06%

Average earning assets	$6,467,545	$6,395,251	$6,241,434	$6,451,545	$6,548,935	$6,368,906	$6,498,162

Net interest margin	2.96%	2.86%	3.01%	3.00%	2.83%	2.94%	2.85%
Net interest margin (FTE) (1)	3.16%	3.06%	3.20%	3.20%	3.02%	3.14%	3.02%

Net interest spread	2.79%	2.70%	2.84%	2.83%	2.65%	2.77%	2.64%
Net interest spread (FTE) (1)	3.00%	2.89%	3.03%	3.02%	2.84%	2.97%	2.81%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses and branch closure expenses, in the periods where applicable.
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